UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 14, 2025

LODE-STAR MINING INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53676	47-4347638
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13529 Skinner Road, Suite N, Cypress, Texas	77429
(Address of principal executive offices)	(Zip Code)

(832) 371-6531

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Asset Purchase Agreement

On February 12, 2025, Lode-Star Mining Inc., a Nevada corporation (the “Company”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Tarka L’Herpiniere (the “Seller”), pursuant to which the Company agreed to purchase from the Seller all of the Seller’s rights, title and interest in and to certain intellectual property, intellectual property rights and derivative works, including improvements, modifications, creations and enhancements created by the Seller using AI models licensed from Predictive Technology, LLC, a Colorado limited liability company (“Predictive”), relating to software and technology (collectively, the “Purchased Assets”). As consideration for the purchase of the Purchased Assets, the Company agreed to issue 227,000,000 shares of common stock, par value $0.001 per share (“Common Stock”), of the Company to the Seller, or any person designated by the Seller (each, a “Designee” and collectively, the “Designees”), provided that such Designee completes and duly executes and delivers to the Company an investor questionnaire that, among other things, certifies that such Designee is an “accredited investor” under Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the terms and conditions of the Asset Purchase Agreement, the Company agreed to provide “piggyback” registration rights to the Seller and each Designee for a period of 12 months commencing on the Closing Date (as defined below) with respect to the shares issued pursuant to the Asset Purchase Agreement. The transactions contemplated by the Asset Purchase Agreement (collectively, the “Transactions”) closed on February 14, 2025 (the “Closing Date”).

Effective after the closing of the Transactions, the Company will pursue the further development, marketing and commercialization of software and technology comprising the Purchased Assets and expected to be named “FinTradeSherpa,” as further described in this Current Report on Form 8-K.

The foregoing description of the Asset Purchase Agreement is qualified in its entirety by the full text of the Asset Purchase Agreement, a copy of which is attached hereto as Exhibit 10.01 and incorporated herein by reference.

License Agreement

In connection with the Asset Purchase Agreement, on the Closing Date, the Company entered into a License Agreement (the “License Agreement”) with Predictive, pursuant to which Predictive granted the Company an exclusive worldwide license to use certain artificial intelligence technology owned by Predictive in connection with the further development of FinTradeSherpa (the “Licensed Technology”). Under the License Agreement, the Company agreed to pay a total fee of $440,000 for the Licensed Technology (the “License Fee”), payable in monthly installments of $5,000 due on the 1st business day of each month. Upon payment in full of the License Fee, the License shall automatically convert into a perpetual, fully paid-up and irrevocable worldwide license to the Licensed Technology.

The foregoing description of the License Agreement is qualified in its entirety by the full text of the License Agreement, a copy of which is attached hereto as Exhibit 10.02 and incorporated herein by reference.

Arcterix Agreement

In connection with the Asset Purchase Agreement, on February 13, 2025, the Company entered into an agreement with Arcterix, SARL (“Arcterix”), a group of software specialists, pursuant to which Arcterix will carry out certain software development activities on the Company’s behalf with respect to the further development of FinTradeSherpa (the “Arcterix Agreement”). In exchange for such services, the Company agreed to pay Arcterix $123,000 within five days after the receipt by the Company of proceeds from an equity financing of the Company from which the Company receives aggregate gross proceeds of not less than $200,000.

The foregoing description of the Arcterix Agreement is qualified in its entirety by the full text of the Arcterix Agreement, a copy of which is attached hereto as Exhibit 10.03 and incorporated herein by reference.

Lock-Up and Leak-Out Agreement

In connection with the Asset Purchase Agreement, the Company entered into Lock-Up and Leak-Out Agreements (the “Leak-Out Agreements”) with the Seller on February 12, 2025 and with the Designees beginning on February 12, 2025, pursuant to which the Seller and the Designees agreed not to sell or engage in similar transactions with respect to any Common Stock other than shares received pursuant to the Asset Purchase Agreement for a period of 180 days after the Closing. The Seller and the Designees also agreed pursuant to the Leak-Out Agreements not to sell or engage in similar transactions with respect to shares received pursuant to the Asset Purchase Agreement for a period commencing on the execution of the Leak-Out Agreement and ending on the earlier of 180 days after the Closing and the effective time of a registration statement filed by the Company to register shares pursuant to the piggyback registration rights described above. After the expiration of such period, the Seller and the Designees may transfer up to 20% of the shares received pursuant to the Asset Purchase Agreement every 60 days.

The foregoing description of the Leak-Out Agreements is qualified in its entirety by the full text of the Leak-Out Agreements, a copy of the form of which is attached hereto as Exhibit 10.04 and incorporated herein by reference.

Debt Conversion Agreement

In connection with the consummation of the Transactions, on the Closing Date, the Company entered into a Debt Conversion Agreement (the “Debt Conversion Agreement”) with Lode-Star Gold Inc. (“LSG”), an entity controlled by the spouse of our sole director and officer, pursuant to which the Company and LSG settled aggregate debt of $169,644.71 owed by the Company to LSG through the conversion of the debt into 1,357,158 shares of Common Stock.

The foregoing description of the Debt Conversion Agreement is qualified in its entirety by the full text of the Debt Conversion Agreement, a copy of which is attached hereto as Exhibit 10.05 and incorporated herein by reference.

Indemnification Agreement

In connection with the consummation of the Transactions, on the Closing Date, the Company entered into an Indemnification Agreement (the “Indemnification Agreement”) with Mark Walmesley, the Company’s sole director and officer, providing for, among other things, reimbursement for any losses he may incur in legal proceedings related to his service as a director and/or officer, and the advancement of funds to him to pay any expenses in connection with such proceedings as they are incurred.

The foregoing description of the Indemnification Agreement is qualified in its entirety by the full text of the Indemnification Agreement, a copy of which is attached hereto as Exhibit 10.06 and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

Reference is made to the disclosure set forth under Item 1.01 above, which disclosure is incorporated herein by reference.

FORM 10 INFORMATION

References in this Current Report on Form 8-K to “us,” “we,” “our,” and similar terms refer to the Company.

Cautionary Note Regarding Forward-Looking Statements

This document and the information incorporated by reference herein include “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of present or historical fact included in or incorporated by reference in this Current Report on Form 8-K, regarding the Company’s future financial performance, as well as the Company’s strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this Current Report on Form 8-K, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. The Company cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company, incident to its business. These forward-looking statements are based on information available as of the date of this Current Report on Form 8-K, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. As a result of a number of known and unknown risks and uncertainties, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements.

Business

Prior History

We were incorporated on December 9, 2004 under the laws of the State of Nevada, under the name International Gold Corp. with a view to engage in the acquisition and exploration of mining properties. On May 12, 2015, we changed our name to Lode-Star Mining Inc. by effecting a merger with a wholly-owned subsidiary.

On October 4, 2014, we executed a Mineral Option Agreement (“Option Agreement”) with LSG, pursuant to which we acquired the exclusive option to earn up to an 80% undivided interest in and to certain property located in the district of Goldfield in the State of Nevada (the “Goldfield Bonanza Property”). As a closing condition to the Option Agreement, we were subsequently acquired by LSG through a Subscription Agreement, dated December 5, 2014, pursuant to which we issued 35,000,000 shares of Common Stock to LSG in exchange for an undivided 20% beneficial interest in and to the mineral claims owned by LSG with respect to the Goldfield Bonanza Property. The Subscription Agreement constituted a reverse acquisition, and resulted in LSG taking control of the Company as our largest shareholder. On January 14, 2022, the Company entered into a Settlement and Termination Agreement (the “Settlement Agreement”) with LSG, which provided for the immediate termination of the Option Agreement, the forgiveness by LSG of all amounts owing by the Company to LSG thereunder, which included approximately $2.224 million in accrued, unpaid penalty and other payments, and the return to LSG of the Company’s 20% undivided interest in and to the Goldfield Bonanza Property. The Settlement Agreement also included a broad mutual release. However, LSG was not required under the Settlement Agreement to surrender any portion of the 35,000,000 shares of the Company’s Common Stock that LSG previously received in consideration for selling the Company its initial 20% interest in and to the Goldfield Bonanza Property.

The Company was unsuccessful in developing revenue from its mining operations, experiencing losses since its inception. The Company’s directors and officers recognized that the Company’s continued existence depended upon developing a new business. Since the closing of the transactions contemplated by the Settlement Agreement, the Company has had no operations.

Description of Business

Upon the closing of the Transactions, the Company acquired the Purchased Assets and changed its name to “FinTrade Sherpa, Inc.” Utilizing the Purchased Assets, the Company’s business is to further develop a financial technology (“FinTech”) product that, among other things, leverages the power of AI to provide predictive analytics for a variety of financial instruments in various financial markets. Upon development of FinTradeSherpa to a state that the Company deems appropriate, the Company intends to market and commercialize FinTradeSherpa directly to customers and/or through reselling strategic partners.

FinTradeSherpa is intended to be an advanced AI-powered financial technology platform designed to provide users with, among other things, predictive analytics, insights, and tools tailored to publicly traded stocks and other financial asset classes. The core product is intended to leverage cutting-edge algorithms and machine learning to offer stock market predictions with high accuracy rates.

Upon final development, FinTradeSherpa is expected to include the following six core features:

1.	AI-Powered Predictions: FinTradeSherpa is expected to deliver AI-driven forecasts on stock movements, backed by historical data and complex analytical models.

2.	Subscription-Based Model: The Company plans to structure FinTradeSherpa using a tiered subscription model, catering to various levels of market participants—from retail investors to institutional clients. Subscription tiers are expected to range from the basic “Freemium” level, which is expected to offer limited access, to more advanced plans such as “Premium Plus” and “Premium Ultra,” which are expected to offer in-depth predictions and insights into global stock markets.

3.	Add-Ons and Modules: Although not part of the initial development plan, the Company may further develop FinTradeSherpa to eventually be a customizable experience for users consisting of specialized add-ons, including FinTradeSherpa Intelligence (market insights), FinTradeSherpa Analytics (advanced research tools), FinTradeSherpa Crypto (focused on crypto assets), FinTradeSherpa Options (for options trading), and FinTradeSherpa FX (for currency markets). To the extent that the Company ultimately develops these add-ons, the Company expects to make them available for an additional fee or as standalone products.

4.	Global Market Coverage: FinTradeSherpa is expected to provide predictions and analysis for thousands of blue-chip stocks and other financial assets across major global markets, including U.S., European, and Asian exchanges.

5.	Community Features: Although not part of the initial development plan, the Company may further develop FinTradeSherpa to integrate social and community aspects into FinTradeSherpa, which would allow users to engage with a network of other investors for sharing strategies and insights.

6.	Scalability and Future Growth: The Company intends to design FinTradeSherpa for scalability, with plans to expand its coverage to additional asset classes, including commodities and fixed income, and integrate further AI improvements for higher accuracy and performance.

Through its expected six core features, the Company aims for FinTradeSherpa to be a comprehensive tool for both novice traders and seasoned financial professionals, offering them the data-driven insights they need to make informed trading decisions. There can be no assurance that we will be successful in developing, marketing and commercializing FinTradeSherpa with all or any specific combination of these six core features.

Products

The Company intends to design FinTradeSherpa to cater to a wide range of users, from retail investors to sophisticated institutional clients, by offering a tiered subscription model and specialized add-ons. Each product tier is expected to provide access to FinTradeSherpa’s AI-driven insights, with higher-tier subscriptions offering expanded predictions, advanced analytics, and additional market intelligence. This flexible product and pricing structure aims to allow users to choose the level of access that suits their trading needs, while also offering add-ons that are designed to provide tailored features for more advanced users.

1.	FinTradeSherpa Product Tiers: The core offering of FinTradeSherpa is expected to revolve around five distinct tiers, with increasing levels of access to predictions, analytics, and global market insights at each tier. The five product tiers are expected to be as follows:

●	FinTradeSherpa Freemium: This entry-level product is expected to provide access to the community and basic platform features. Although it will likely offer minimal access to predictions, it is expected serve as an introductory tier for users to explore the platform.

●	FinTradeSherpa Basic Plan: This plan is expected to grant users the ability to select five individual stocks of their choice to track trending headline biases on key stock markets, offering a balance between affordability and access to valuable insights.

●	FinTradeSherpa Premium Plus Plan: This plan is expected to grant users access to the entire NASDAQ-100 index, along with five individually selected stocks to track trending headline biases. This plan is intended to provided users deeper insights and access to more stock markets. It is intended to be designed for investors who require more robust data to make informed trading decisions.

●	FinTrade Sherpa Premium Superior Plan: This plan is expected to provide users access to blue-chip stocks across eight global stock exchanges, covering more than 1,000 stocks, plus five additional user-selected stocks to track trending headline biases. This plan is intended to provide a more comprehensive view of global markets, which we believe will make it ideal for active traders and portfolio managers who need detailed analysis across multiple asset classes.

●	FinTradeSherpa Premium Ultra: This tier, the highest planned tier, is expected to offer full access to all stock predictions across global markets. It is expected to include the most comprehensive insights and be geared toward institutional clients or highly active traders who require unrestricted access to the platform’s capabilities.

2.	Add-On Products: Although not part of the initial development plan, in addition to the core subscription tiers, the Company may further develop FinTradeSherpa to allow users to enhance their FinTradeSherpa experience with the following add-ons, which would each be designed to offer specialized functionalities:

●	FinTradeSherpa Bot: This planned automated trading solution, intended to be available to both B2C and B2B clients, expects to incorporate all functionalities of the base product, with the addition of hands-free AI-driven trade execution. Ideal for investors seeking passive income, the bot is expected to enable users to set customizable risk management parameters and strategies. Pricing for this add-on will be determined through workshop testing.

●	FinTradeSherpa Broker: A B2B product, the Broker package is expected to offer white-label AI solutions for financial institutions, such as brokerages, hedge funds, and wealth management firms. This multi-user license product is intended to be designed to allow firms to integrate FinTradeSherpa’s AI insights into their trading platforms, either through manual or automated execution.

●	FinTradeSherpa Intelligence: This add-on is expected to provide market intelligence and in-depth insights into global economies and industry trends. It is expected to be designed for users needing sophisticated intelligence to support their long-term investment strategies.

●	FinTradeSherpa Analytics: Intended to be designed for analysts and professional traders, this advanced analytics package is expected to offer tools for research, backtesting, and algorithmic modelling, which is intended to enable them to perform complex analysis and refine their trading strategies.

●	FinTradeSherpa Crypto: For users focused on cryptocurrency-related stock market products, such as ETFs and derivatives, this add-on is expected to offer specific predictions for cryptocurrency assets and support traders who desire to integrate cryptocurrency into their broader strategies.

●	FinTradeSherpa Options: This add-on is expected to provide specialized predictions and insights for the options market, offering users targeted trade signals and advanced analytics.

●	FinTradeSherpa FX: The Company intends to tailor this add-on to currency market investors, offering predictions and risk management tools specific to forex trading. It is intended to serve both retail and institutional clients who are focused on currency markets.

FinTradeSherpa’s product model is intended to be designed for flexibility and scalability. Each user will have to subscribe to one of the core FinTradeSherpa tiers to access additional features or add-ons. This structure is intended to allow users to customize their experience based on their trading needs, whether they require basic stock predictions or advanced analytics and market intelligence.

As the Company evolves, new add-ons and features are expected to be introduced, with more customization options for specific markets and asset classes. These future enhancements will likely emerge from ongoing workshops and client feedback.

Development Plans

As of the date of this Current Report on Form 8-K, we consider essential functions of FinTradeSherpa to have completed the “alpha” stage of development and is ready to begin “beta” stage development. In the context of software development, the alpha stage of development represents an early phase in the product lifecycle. During this stage, the software incorporates a substantial portion of its intended features, but remains incomplete and may contain significant defects. Alpha versions are typically subject to internal testing by the company’s development and quality assurance personnel to identify and address major issues. This stage allows the company to assess core functionality and overall design before progressing to more comprehensive testing phases. While alpha software is operational to a degree, it generally lacks stability and refinement, and is not considered suitable for public distribution or commercial release. Alpha-stage software may require substantial additional development and testing before it can be considered a viable commercial product.

The beta stage of software development is a critical phase in software development that follows the alpha stage. During this period, the software is considered feature-complete, with most intended functionalities implemented. Beta versions are typically released to a select group of external users for more extensive testing in real-world conditions. This stage allows developers to identify and address remaining bugs, compatibility issues, and performance problems while gathering valuable user feedback. Beta testing usually lasts several weeks to a few months, depending on the software’s complexity. The primary objectives of this phase are to uncover any overlooked issues, evaluate real-world performance, and ensure the product meets user expectations before its commercial release. Beta software is still considered pre-release and may undergo further refinement based on testing results before reaching the final release stage.

After the beta stage of development, software typically progresses to the release candidate phase. During this stage of development, the software is considered feature-complete and has undergone extensive testing during the beta phase. Developers seek to resolve remaining minor bugs or performance issues, and the software is usually nearly ready for public release, pending final validation to ensure stability, usability, and quality. If no significant issues are identified during this phase, the software proceeds to the general release where it becomes available to all users.

While we believe that FinTradeSherpa is ready to begin beta stage development, there can be no assurances that FinTradeSherpa will complete the beta stage or release candidate phase in a timely fashion, if at all.

As of the date of this Current Report on Form 8-K, we believe that development costs to progress FinTradeSherpa through beta stage and release candidate phase will be between approximately $245,000 and $425,000. We expect to fund these additional costs through proceeds from one or more additional capital raises, including through public or private offerings of our equity securities. We may seek to access the public or private equity markets whenever conditions are favorable; however, there can be no assurance that we will be able to raise additional capital when needed or on terms that are favorable to us, if at all. We currently have no lines of credit or other arranged access to debt financing. In order to raise sufficient capital in the future, we may need to increase the number of authorized shares we are permitted to issue under our governing documents.

Human Capital and Employees

Mark Walmesley is our sole executive officer and our sole employee. Mr. Walmesley is not obligated to devote any specific number of hours to our matters and intends to devote only as much time as he deems necessary to our affairs. The amount of time he will devote in any time period will vary based on the stage of development FinTradeSherpa is in. We presently expect our executive officer to devote such amount of time as he reasonably believes is necessary to our business.

Additionally, we will rely on developers to aid in the further development of FinTradeSherpa pursuant to the terms of the Arcterix Agreement as described under Item 1.01 above, which disclosure is incorporated herein by reference.

Compliance with Government Regulations

We operate, or intend to operate, in a complex regulatory environment consisting of U.S. federal and state laws that is rapidly evolving. These laws cover or will cover, depending on the products and services we may offer in the future, most aspects of our business and include laws, regulations, rules and guidance relating to, among other things, securities, consumer finance and protection, privacy and data protection, anti-money laundering and know your customer requirements, and cryptocurrency. For example, certain rules of the SEC may, if applicable, regulate the products we can offer to our customers or the levels of net capital we are required to maintain. In addition, other federal and state laws, public policy, and general principles of equity, such as laws prohibiting unfair and deceptive acts or practices, may apply to our activities. These laws and regulations impact our business both directly and indirectly. Ensuring ongoing compliance with these laws and regulations imposes, or will likely impose, significant burdens on our business operations.

In addition, we may become subject to additional legal or regulatory requirements we are not subject to today if laws or regulations change in the jurisdictions in which we operate, or if we were to release new products or services. In addition, the regulatory framework for our products and services is evolving and uncertain, as federal and state governments and regulators consider the application of existing laws and potential adoption of new laws due to AI. The potential for new laws and regulations, as well as ongoing uncertainty regarding the application of existing laws and regulations to our current products and services, may negatively affect our business. This could include the need to modify the way in which we generate revenue from certain business lines, obtain new licenses, or comply with additional laws and regulations in order to conduct our business. For more information, see “Risk Factors” below.

Risk Factors

Risks Related to Our Business

We have no operating history in software development or deployment of products into the software market.

We have no history in the software industry. Accordingly, we have no experience developing, deploying, or selling artificial intelligence (“AI”) or FinTech. Therefore, we should be considered a development stage company. As such, our operations will be subject to all the risks inherent in the establishment of a new business enterprise, including, but not limited to, hurdles or barriers to the implementation of our business plans. Further, because there is no history of operations, there is also no operating history from which to evaluate our directors’ and officers’ ability to manage our business and operations and achieve our goals or the likely performance of the Company. Investors should also consider the fact that our directors and officers have not previously developed or managed similar companies. No assurances can be given that we will be able to achieve or sustain profitability.

Our lack of experience may hinder our ability to achieve or sustain profitability.

Our lack of experience in both the AI and FinTech industries makes it challenging to assess our current business and future prospects. As a growing company in the rapidly evolving AI and FinTech industries, we face, and will continue to face, various risks and challenges. These include issues with forecasting, allocating our limited resources effectively, gaining market acceptance for FinTradeSherpa, navigating a complex regulatory environment, and developing new product candidates. As a result, we may not be able to fully execute our business strategy or achieve the expected benefits from our growth plans within our anticipated timelines. Therefore, it is important to consider the risks and challenges we face as an early-stage AI and FinTech company working to develop and market FinTradeSherpa.

Our success depends on further development and success of FinTradeSherpa, which may require substantial additional capital.

We plan to initially dedicate all of our time, effort, and resources to the further development and commercialization of FinTradeSherpa. If we are not successful in these efforts, we risk using up all or a significant portion of our available funds on an unsuccessful product, including funds provided by an investor in this offering. Additionally, factors such as pricing, demand, market acceptance, and regulatory compliance and approval could negatively impact the long-term success of FinTradeSherpa. As of the date of this Current Report on Form 8-K, we believe that development costs to progress FinTradeSherpa through beta stage and release candidate phase will be between approximately $245,000 and $425,000. We expect to fund these additional costs through proceeds from one or more additional capital raises, including through public or private offerings of our equity securities. We may seek to access the public or private equity markets whenever conditions are favorable; however, there can be no assurance that we will be able to raise additional capital when needed or on terms that are favorable to us, if at all. We currently have no lines of credit or other arranged access to debt financing. In order to raise sufficient capital in the future, we may need to increase the number of authorized shares we are permitted to issue under or governing documents.

We are subject to rapid technological change, which could render our products and services obsolete.

Our future success depends in part on our ability to offer products and services that incorporate leading technology and address the increasingly sophisticated and varied needs of our current and prospective customers. Our market is characterized by rapidly changing and unproven technology, evolving industry standards, changes in customer needs, emerging competition and frequent new service introductions. These changes and developments may render our products and technologies obsolete in the future. As a result, our success depends on our ability to adapt to these changes, particularly to develop new products and services, adapt our current products and services or to acquire new products and services that can compete successfully. There can be no assurance that we will be successful in these efforts. In addition, future advances in technology may not be beneficial to or compatible with our business and we may not be able to incorporate technological advances into our products and services in a cost-effective and timely manner. Keeping pace with technological advances may require substantial expenditures and lead time, particularly with respect to acquiring updated hardware and infrastructure components for our systems. We may require additional financing to fund such purchases. Any such financing may not be available on commercially reasonably terms, if at all, when needed and may result in a loss of earnings and market share.

FinTradeSherpa is based on unproven technology, which may lead to delays in the release of our products or undetected errors in our products, resulting in increased costs, delayed market acceptance of our products, and delayed or lost revenue.

FinTradeSherpa is based on unproven technology. To achieve market acceptance, our products may require long development and testing periods, which could result in delays in scheduled introduction. Any delays in the release schedule for our products may delay market acceptance of these products and may delay new or existing customers from using our products and result in the loss of new or existing customers. In addition, our products may contain a number of undetected errors or “bugs” when they are first released. Although we test each product before it is released to the market, there can be no assurance that significant errors will not be found in product releases. As a result, in the months following the introduction of certain releases, we may need to devote significant resources to correct these errors. There can be no assurance, however, that all of these errors can be corrected.

Use of artificial intelligence in our operations and product offerings could result in reputational or competitive harm, legal or regulatory liability and adverse impacts on our results of operations.

We have incorporated, and expect to continue to incorporate in the future, AI solutions into our operations and product offerings, and the use of AI involves various risks and challenges that could adversely affect our business, financial condition or results of operations. The development and deployment of AI systems involve inherent technical complexities and uncertainties, and our AI systems may encounter unexpected technical difficulties, limitations or errors, including inaccuracies in data processing or flawed algorithms, which could compromise the reliability and effectiveness of our products and services based on AI. In addition, our competitors or other third parties may incorporate AI into their products more quickly or more successfully than us, which could impair our ability to compete effectively.

The use of AI applications, including large language models, may result in cybersecurity incidents that implicate the personal data of end users of such applications. Any such cybersecurity incidents related to our use of AI applications could adversely affect our reputation and results of operations. AI also presents emerging ethical issues, and if our use of AI becomes controversial, we may experience brand or reputational harm, competitive harm, regulatory scrutiny or legal liability.

The introduction of AI technologies into our products and services may result in new or enhanced governmental or regulatory scrutiny, litigation, confidentiality or security risks, ethical concerns or other complications that could adversely affect our business, reputation or financial results. The regulatory landscape governing AI technologies is evolving rapidly, and changes in laws, regulations or enforcement practices may impose new compliance requirements, restrict certain AI applications or increase our regulatory obligations, which could negatively impact our business and results of operations.

Data privacy risks, such as cyber-attacks and security breaches of customer, employee, or Company information, may have a material adverse effect on our business, financial condition, and results of operations.

In the development and commercialization of FinTradeSherpa, we will rely extensively on computer systems, including third-party systems, to collect, use, transmit, store and report data on information systems and interact with customers, vendors and employees. Increased global IT security threats and more sophisticated and targeted computer crime and increased ransomware attacks pose a risk to the security of our systems and networks and third-party systems and networks with our data (including employee and customer data), and the confidentiality, availability and integrity of our data. Despite our security measures, our IT systems and infrastructure may be vulnerable to computer viruses, cyber-attacks, and/or security breaches caused by employee error, malfeasance or other disruptions, with heightened risks due to geopolitical conflicts. These threats also may be further enhanced in frequency or effectiveness through threat actors’ use of artificial intelligence technologies, which are becoming more widely adopted and increasingly sophisticated. Any such threat could compromise our networks and the information stored there could be accessed, publicly disclosed, lost or stolen. A security breach of our computer systems or third-party systems with our data could interrupt or damage our operations or harm our reputation, or both. In addition, we could be subject to legal claims or proceedings, liability under laws that protect the privacy of personal information and regulatory penalties if confidential information relating to customers, suppliers, employees or other parties is misappropriated from our computer system or third-party systems with our data. We cannot guarantee that our security efforts will prevent unauthorized access or loss of functionality to our or our third-party providers’ systems.

We depend on key management personnel and attracting and retaining other qualified personnel, and our business could be harmed if we lose key management personnel or cannot attract and retain other qualified personnel.

A significant part of our Company’s success relies on the technical expertise and ongoing contributions of Arcterix and its employees or contractors, and we do not currently have any “key man” insurance policies in place. Additionally, as we seek to grow, we will need to recruit additional specialized personnel. Our plans to grow and invest in the development of FinTradeSherpa will lead to higher personnel and operational costs. To acquire and retain skilled employees, we will be competing with other companies both inside and outside the AI and FinTech industries, some of which may have greater financial resources and more intellectual property than we do. There is no guarantee that we will be able to hire and keep employees with the necessary expertise to support our growth and ensure success, especially if we struggle to secure adequate financing. If we are unable to maintain the qualified staff needed to meet our growth objectives, it could materially and adversely impact on our business, financial condition, and future prospects.

We operate in very competitive industries and will have competitors with greater resources than us.

The market for FinTradeSherpa is intensely competitive, rapidly evolving, and highly sensitive to the launch of new products. We anticipate that FinTradeSherpa will face direct competition from several well-established AI and FinTech products and many more early-stage AI and FinTech products. If we are unable to keep pace with rapid advancements in AI, especially in the FinTech industry, our business results and competitive position may suffer.

We expect that we will need to raise additional funding, which may not be available to us on acceptable terms or at all.

We currently believe, based upon our expected costs and expenses, that the gross proceeds received pursuant to this offering will be sufficient to enable the early development of FinTradeSherpa. However, if for any number of reasons, including, but not limited to, our costs and expenses being higher than anticipated, unexpected delays and/or faults in our design and development process and/or in obtaining regulatory approvals, such funds may not be sufficient to allow us to finalize development of FinTradeSherpa. In that case, we will need additional funds to develop the sales, marketing and operational expertise to support FinTradeSherpa. We also expect to need further funds to market and commercialize FinTradeSherpa. If we are unsuccessful in securing additional financing when needed and on terms acceptable to us, we may be unable to execute our business plan which could result in us scaling back or halting our operations. Our ability to raise additional capital is uncertain and depends on various factors outside of our control, including, but not limited to, market conditions, economic factors, the availability of credit, the AI industry, and other related and unrelated factors. If we raise additional capital through the sale of equity or convertible debt securities, the interests of then-existing stockholders may be materially diluted, and the terms of such securities could include liquidation or other preferences that adversely affect their rights as common stockholders. If we pursue debt financing or preferred equity financing, the agreements may impose restrictive covenants that limit our ability to take certain actions, such as incurring additional debt, making capital expenditures, or declaring dividends.

Our operations and profitability could be adversely affected by government policies and regulations, particularly those affecting the artificial intelligence and financial services industries.

The use of AI in FinTradeSherpa may result in enhanced governmental or regulatory scrutiny, litigation, compliance issues, ethical concerns, confidentiality or security risks, as well as other factors that could adversely affect our business, reputation, and financial results. For example, AI technologies can “hallucinate,” producing inaccurate or misleading results. Additionally, AI can produce results with unintended biases and discriminatory outcomes. Such hallucinations or biases could negatively impact our customers, damage our reputation, and expose us to legal liability. We may be restricted in our ability to use, develop, or deploy AI in our products or processes due to laws, regulations or industry standards that develop in response to the use of AI, which could hinder the growth of our business. For example, we may be subject to significant costs to comply with EU’s AI Act, which became effective on August 1, 2024, and governs the development, marketing and use of AI in the EU, or we could receive significant fines for failing to comply.

Moreover, FinTradeSherpa may rely on third-party data, which introduces risks related to data rights and protection. The legal and regulatory environment surrounding AI is rapidly changing and remains uncertain, especially regarding intellectual property ownership and license rights, cybersecurity, and data protection laws, and is yet to be fully addressed by courts or regulators. The development, use, or integration of AI technologies into our products could expose us to third-party claims of copyright infringement or other intellectual property violations, which may result in us being required to pay compensation or licensing fees to third parties. The ongoing changes to the legal, regulatory and compliance landscape of AI may also impact our ability to protect our own data and intellectual property against infringement.

We are dependent on intellectual property obtained or licensed from third parties, and if we were to fail to comply with our obligations under our existing and any future intellectual property licenses with third parties, we could lose intellectual property rights that are important to our business and we may not be able to continue developing or commercializing our product candidates.

We are party to the License Agreement, pursuant to which Predictive granted the Company an exclusive worldwide license to use certain AI technology owned by Predictive in connection with the further development of FinTradeSherpa, which is important to our business. We may enter into additional license agreements in the future. Our existing license agreement with Predictive imposes, various due diligence, license fees, and other obligations on us, and we expect that any future license agreements will impose similar obligations, including, but not limited to, milestone payments, royalties, and insurance obligations. Any uncured, material breach under the License Agreement could result in our loss of rights to use the intellectual property licensed to us, and could compromise our development and commercialization efforts for our current or any future product candidates.

Licensing of intellectual property is of critical importance to our business and involves complex legal, business and scientific issues. Disputes may arise regarding intellectual property subject to the License Agreement or a future license agreement, including disputes regarding:

●	the scope of rights granted under the license agreement and other interpretation-related issues;

●	whether and the extent to which our technology and processes infringe on intellectual property of the licensor that is not subject to the licensing agreement;

●	our obligations to third parties;

●	our diligence obligations with respect to the use of the licensed technology in relation to our development and commercialization of our product candidates, and what activities satisfy those diligence obligations;

●	the ownership of inventions and know-how resulting from the joint creation or use of intellectual property by our licensors and us;

●	our right to transfer or assign the license; and

●	the effects of termination.

If disputes over intellectual property that we have licensed prevent or impair our ability to maintain our current licensing arrangement on acceptable terms, we may be unable to successfully develop and commercialize the affected product candidates.

If we fail to effectively protect our technology or enforce our intellectual property rights, our business could be negatively impacted.

We believe that the success of FinTradeSherpa largely depends on our intellectual property. Currently, we do not hold any copyrights or patents, and due to the importance of intellectual property to our success, it may be necessary for us to secure and maintain copyright and patent protection. However, the scope of a patent can be significantly reduced during the application process, and it can be altered after being granted. Additionally, if our patent applications are rejected, or are granted but later invalidated in court, our ability to competitively leverage FinTradeSherpa could be substantially harmed. Even if patents are granted, they may not offer significant competitive advantages or could be challenged or circumvented by competitors, potentially limiting our ability to commercially capitalize on our technology. We will also depend on trade secrets and contracts to protect our unpatented, confidential, and proprietary technology. However, protecting trade secrets is challenging, and although we will require certain employees, consultants, and others to sign agreements regarding our confidential information, there is no guarantee these agreements will fully protect our trade secrets or proprietary information. Breaches of these agreements may occur, or they may not be enforceable in all cases, leaving us without sufficient remedies. Additionally, our trade secrets could be discovered or independently developed by competitors. If we are unable to effectively protect our technology, trade secrets, proprietary knowledge, or enforce any patents we obtain, our business, financial condition, and future prospects could suffer.

Intellectual property litigation is becoming more frequent and increasingly costly, potentially leading to significant business restrictions and expenses, even if we prevail in such disputes.

Patent and intellectual property litigation may be required to defend against or assert infringement claims, protect trade secrets, clarify the scope and validity of third-party proprietary rights, or enforce any patents we hold or acquire, including those we may license from others. While we do not believe our intellectual property infringes on the rights of others, there is no guarantee that litigation will not arise in the future, nor can we ensure a favorable outcome or the ability to acquire necessary intellectual property on reasonable terms, if at all. Any such litigation, whether justified or not, is both time-consuming and expensive to defend or pursue. Moreover, if we are found to infringe on the intellectual property rights of others, we could lose the right to develop, manufacture, or sell our products, or be forced to pay damages or royalties to license the necessary intellectual property from third parties. An unfavorable outcome in court or a failure to obtain required licenses could hinder our ability to develop, manufacture, or sell products, significantly harming our business, financial standing, and future prospects.

We may encounter unforeseen challenges that could require us to adjust or even abandon our current business plan.

As an AI company in its early development stage, there is a chance our business plan may change significantly based on our encountering unforeseen challenges. Given the capital-intensive nature of our business, as well as statutory or regulatory requirements and other factors beyond our control, we may encounter challenges that are detrimental to our business plan. Accordingly, we reserve the right to significantly modify our business plan depending on future events.

As a public company, we incur increased expenses.

We have incurred, and will likely continue to incur, expenses associated with continuing as a public company, including, but not limited to, legal, accounting, filing and other related costs.

Risks Related to Our Common Stock

There is no active liquid trading market for our Common Stock.

Our Common Stock is traded on pink sheets and is not actively traded. There is no guarantee that a viable trading market will ever develop, or if one does, that it will be sustained. As a result, investors may have difficulty selling their shares or obtaining accurate price quotations. This lack of liquidity could negatively impact the market price of our Common Stock. A limited market may also hinder our ability to raise capital through share sales or to acquire other companies or assets using our Common Stock as payment. If an active market for our Common Stock develops, there is a significant risk that its price could experience considerable fluctuations due to factors beyond our control, including: (i) variations in our quarterly operating results; (ii) announcements that our revenue or income fall below analysts’ expectations; (iii) general economic downturns; (iv) large sales of our Common Stock; and (v) announcements by us or our competitors of major contracts, acquisitions, strategic partnerships, joint ventures, or capital commitments.

Our Common Stock is subject to the “penny stock” rules of the Securities and Exchange Commission, which may make it more difficult for stockholders to sell our Common Stock.

Our Common Stock qualifies as a “penny stock” under Rule 15g-9 the Securities Exchange Act of 1934 (the “Exchange Act”), which imposes additional sales practice requirements on brokers-dealers who engage in transactions involving our securities. Specifically, broker-dealers must make a special suitability determination and receive a written agreement from you before making a sale on your behalf. Due to these additional requirements, broker-dealers may be reluctant to make a market for our Common Stock, which could limit your ability to resell your shares and may lead to a decrease in the value of your investment.

FINRA sales practice requirements may limit your ability to buy and sell our Common Stock, which could suppress the price of our shares.

The Financial Industry Regulatory Authority’s (“FINRA”) rules require broker-dealers to have reasonable grounds to believe that an investment is suitable for a customer before recommending it to that customer. Before recommending speculative, low-priced securities to non-institutional customers, broker-dealers are required to make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other factors. Based on interpretations of these rules, FINRA views speculative, low-priced securities as potentially unsuitable for some customers. As a result, FINRA’s requirements may make it more difficult for broker-dealers to recommend our Common Stock, which could negatively affect the market for our stock and your ability to trade it, thus putting downward pressure on its price.

Compliance with the reporting requirements of federal securities laws can be time-consuming, complex, and costly.

As a publicly reporting company in the United States, we are subject to the information and reporting requirements of the Exchange Act, other federal securities laws, and the compliance obligations of the Sarbanes-Oxley Act. The process of preparing and filing annual and quarterly reports, as well as other required information with the SEC, along with obtaining and submitting the necessary certifications, is time-consuming, complex, and costly. Furthermore, if we fail to provide up-to-date information to market makers, they may be unable to trade our stock. Non-compliance with applicable securities laws could lead to legal action, either private or governmental, against us or our officers and directors, potentially harming our business and financial condition, reducing the value of our stock, and limiting stockholders’ ability to resell their shares.

Our investors’ ownership in the Company may be diluted in the future.

In the future, we may issue additional authorized but previously unissued equity securities, which would dilute the ownership interests of our current stockholders. This could include issuing a substantial number of shares of Common Stock or other securities convertible into or exercisable for Common Stock in connection with hiring or retaining employees, making future acquisitions, raising additional capital to fund operations, or other business purposes. The issuance of additional shares of our Common Stock will result in the dilution of an investor’s stake in the Company.

Our articles of incorporation grants our Board of Directors the power to designate and issue additional shares of common and/or preferred stock.

Our authorized capital consists of 480,000,000 shares of Common Stock and 20,000,000 shares of preferred stock, of which 1,000,000 is designated as series A preferred stock. Our preferred stock may be designated into series pursuant to authority granted by our articles of incorporation, and on approval from our board of directors. Our board of directors, without any action by our stockholders, may designate and issue shares in such classes or series as the board of directors deems appropriate and establish the rights, preferences and privileges of such shares, including dividends, liquidation and voting rights. The rights of holders of other classes or series of stock that may be issued could be superior to the rights of holders of our Common Stock. The designation and issuance of shares of capital stock having preferential rights could adversely affect other rights appurtenant to shares of our Common Stock.

We do not intend to pay dividends; thus, there will be fewer ways in which you are able to earn on your investment.

We have not declared any cash dividends, nor do we have any plans to do so. If we receive additional funding in the future, the source or sources of such funding may prohibit us from declaring dividends. Since we have no intention of declaring any dividends, the price of our Common Stock will need to appreciate for you to earn on your investment.

Rule 144 is not generally available to holders of our Common Stock, which makes it difficult to resell shares in the future.

With limited exceptions related to certain shares acquired before we became a “shell company” (as defined in Rule 405 of the Securities Act, all of our presently outstanding shares of Common Stock are “restricted securities” as defined under Rule 144 promulgated under the Securities Act (“Rule 144”) and may only be resold pursuant to an effective registration statement or an exemption from registration. Rule 144 generally provides a safe harbor exemption for the resale of restricted securities. However, restricted securities that we issued while we were a shell company or anytime thereafter, can only be resold in reliance on Rule 144 if the following conditions are met:

(i)	we have ceased to be a shell company;

(ii)	we are subject to the reporting requirements of Section 13 or 15(d) of Exchange Act;

(iii)	we filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months, other than Current Reports on Form 8-K; and

(iv)	at least one year has elapsed from the time we filed current comprehensive disclosure with the SEC reflecting our status as an entity that is not a shell company, known as “Form 10 Information.”

There can be no assurance that we will ever meet these conditions or that holders of our shares of Common Stock will be entitled to rely on Rule 144 for the resale of their shares. This could have a materially adverse effect on the trading market for our shares, if a trading market develops, of which there is no assurance.

Future sales of our Common Stock could adversely affect our stock price and our ability to raise capital in the future, resulting in our inability to raise required funding for our operations.

Any sales of substantial amounts of our Common Stock in the public market, or the perception that those sales might occur, could harm the market price of our Common Stock. Further, certain stockholders have “piggy-back” registration rights afforded to them if we file a registration statement with the SEC; these shares or any registered securities we may register can also have an adverse effect on any market for our Common Stock. The issuance of additional shares would dilute the value of our outstanding shares of Common Stock.

Our principal stockholders and management own a significant percentage of our Common Stock and will be able to control matters subject to stockholder approval.

As of immediately after the Closing, our executive officers, directors and holders of 5% or more of our capital stock beneficially owned approximately 32.12% of our outstanding Common Stock. The interests of these stockholders may not be the same as or may even conflict with the interests of other stockholders. For example, these stockholders could delay or prevent a change of control of the Company, even if such a change of control would benefit other stockholders, which could deprive our other stockholders of an opportunity to receive a premium for their common stock as part of a sale of our company or our assets and might affect the prevailing market price of our Common Stock. The significant concentration of stock ownership may adversely affect the trading price of our Common Stock due to investors’ perception that conflicts of interest may exist or arise.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

For the Fiscal Year ended December 31, 2023

Funding

All of our ongoing operations, since October 4, 2014, and prior to Closing, have been funded by monies advanced to us by LSG, our largest shareholder, and one other related party, LSG’s primary shareholder. Given the termination of our Mineral Property Option Agreement with LSG, we do not anticipate that those two related party sources will continue to provide any significant future funding.

We do not currently have enough funds to carry out our entire plan of operations, so we intend to meet the balance of our cash requirements for the next 12 months through a combination of debt financing and equity financing through public offerings or private placements. There is no assurance that we will be successful in completing any such financings.

If we are unsuccessful in obtaining sufficient funds through our capital raising efforts, we may review other financing options, although we cannot provide any assurance that any such options will be available to us or on terms reasonably acceptable to us. Further, if we are unable to secure any additional financing then we may reduce the amount that we spend on our operations, including further development of FinTradeSherpa, so as not to exceed the capital resources available to us. Regardless, we do not expect that our current cash reserves and working capital will be sufficient for us to sustain our business for the next 12 months, even if we decide to scale back our operations.

Going Concern

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next 12 months unless we obtain additional capital to pay our expenses. This is because we have not generated any revenues to date, and we cannot currently estimate the timing of any possible future revenues. Our only source for cash currently is loans or investments by others in our Common Stock.

Results of Operations

The following comments on our results of operations should be read in conjunction with our audited financial statements for the year ended December 31, 2023, which are incorporated herein by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. See the “Cautionary Note Regarding Forward Looking Statements” above for a discussion of forward-looking statements and the significance of such statements in the context of this report. We recorded net loss of $62,940 for the year ended December 31, 2023, have an accumulated deficit of $4,326,263 and have had no operating revenues. The possibility and timing of revenue being generated from our business is uncertain.

Revenues, Expenses and Net Loss

	Years Ended December 31		Increase/(Decrease)
	2023	2022	Amount	Percentage
Revenue	$-	$-	$-	-
Operating Expenses	62,940	155,518	(92,578)	-60%
Operating Loss	(62,940)	(155,518)	(92,578)	60%
Other	-	2,186,449	(2,186,449)	-100%
Net Income (Loss)	$(62,940)	$2,030,931	$2,093,871	103%

The most significant driver of the year over year change in net income is the $2,186,917 benefit attributed to the reversal of in-process research and development (“IPR&D”) due to rescission of a certain asset purchase agreement and a certain royalty agreement (the “Sapir Agreements”), both dated as of December 28, 2021, during the year ended December 31, 2022. The IPR&D was expensed in a prior year upon entering into the Sapir Agreements.

Working Capital Deficiency

	December 31		Increase/(Decrease)
	2023	2022	Amount	Percentage
Current Assets	$2,474	$886	$1,588	179%
Current Liabilities	91,924	27,396	(64,528)	-236%
Working Capital (Deficiency)	$(89,450)	$(26,510)	$(62,940)	237%

The most significant driver of the year-over-year change our working capital deficiency is the $64,528 increase in current liabilities.

Cash Flows

	December 31		Increase/(Decrease)
	2023	2022	Amount	Percentage
Cash Flows Provided By (Used In):
Operating Activities	$(55,511)	$(101,600)	$46,089	-45%
Financing Activities	57,099	96,478	(39,379)	-41%
Net increase (decrease) in cash	$1,588	$(5,122)	$6,710	-131%

As of the date of this Current Report on Form 8-K, we have yet to generate any revenues from our business operations. Our principal sources of working capital have been related party loans and funds received as subscriptions for our Common Stock. We have no assurance that we can successfully engage in any public or private sales of our securities or that we can obtain any additional loans.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Commitments

We do not have any commitments as of December 31, 2023 which are required to be disclosed in tabular form.

For the Quarterly Period ended September 30, 2024

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our unaudited interim financial statements, which are incorporated by reference to our Quarterly Report on Form 10-Q for the period ended September 30, 2024. In addition to historical financial information, the following discussion includes certain forward-looking statements that reflect our plans, estimates, and our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this report. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Results of Operations

The following summary of our results of operations should be read in conjunction with our unaudited interim financial statements for the period ended September 30, 2024, which are incorporated herein by reference to our Quarterly Report on Form 10-Q for the period ended September 30, 2024.

	Three Months Ended September 30		Change
	2024	2023	Amount	Percentage
Revenue	$-	$-	$-
Operating Expenses	12,285	8,844	3,441	39%
Operating Loss	(12,285)	(8,844)	(3,441)	39%
Other Income (Expense)	-	-	-
Net Loss	$(12,285)	$(8,844)	$(3,441)	39%

	Nine Months Ended September 30		Change
	2024	2023	Amount	Percentage
Revenue	$-	$-	$-
Operating Expenses	34,552	40,447	(5,895)	-15%
Operating Loss	(34,552)	(40,447)	5,895	-15%
Other Income (Expense)	-	-	-
Net Loss	$(34,552)	$(40,447)	$5,895	-15%

Revenues

We had no operating revenues during the nine months ended September 30, 2024 and 2023. We recorded a net loss of $12,285 for the current quarter and have an accumulated deficit of $4,360,815.

Expenses

Notable year over year differences in expenses for the period ended September 30, 2024 are as follows:

	Three Months Ended September 30		Change
	2024	2023	Amount	Percentage
	$	$	$
Consulting services	460	-	460	-100%
Corporate support services	-	466	(466)	-100%
Office, foreign exchange and sundry	6,126	764	5,362	702%
Professional fees	3,867	5,516	(1,649)	-30%
Transfer and filing fees	1,832	2,098	(266)	-13%

	Nine Months Ended September 30		Change
	2024	2023	Amount	Percentage
	$	$	$
Consulting services	1,386	-	1,386	-100%
Corporate support services	2,068	1,376	692	50%
Office, foreign exchange and sundry	3,014	2,480	534	22%
Professional fees	21,523	27,901	(6,378)	-23%
Transfer and filing fees	6,561	8,690	(2,129)	-24%

The decrease in expenses in the nine months ended September 30, 2024 is related to a decrease in office expenses from foreign exchange calculation, lower professional expenses for accounting and filing fees offset by an increase in corporate support and services.

Balance Sheets at September 30, 2024 and December 31, 2023

Items with notable period-end differences are as follows:

			Change
	September 30, 2024	December 31, 2023	Amount	Percentage
	$	$	$
Cash	3,575	2,474	1,101	45%
Accounts payable and accrued liabilities	5,518	14,689	(9,171)	-62%
Due to related parties and accrued interest	122,059	77,235	44,824	58%

The decrease in accrued liabilities is due to the audit fees accrual for 2023 at December 31, 2023. The increase in due to related party is due to the additional funding provided by Company’s majority shareholder to cover operating expenses.

Liquidity and Capital Resources

We have not generated revenues to date, and we anticipate that substantial expenditures will be necessary to develop and expand our business before significant positive operating cash flows can be achieved. The Company may never achieve profitability, and unless and until it does, the Company will continue to need to raise additional capital. Our ability to continue as a going concern is dependent upon our ability to raise additional capital and to ultimately achieve sustainable revenues and profitable operations. There can be no assurances, however, that additional funding will be available on terms acceptable to the Company, or at all.

At September 30, 2024, our total assets were $3,575 and our total liabilities were $127,577. Our working capital deficiency at September 30, 2024, and December 31, 2023, and the changes between those dates were as follows:

			Change
	September 30, 2024	December 31, 2023	Amount	Percentage
	$	$	$
Current Assets	3,575	2,474	1,101	45%
Current Liabilities	127,577	91,924	35,653	39%
Working Capital Deficiency	(124,002)	(89,450)	(34,552)	39%

The increase in our working capital deficiency from December 31, 2023, to September 30, 2024, was due to cash outflow from operating activities which were funded by loans from related parties.

As of the date of this Current Report on Form 8-K, we believe that development costs to progress FinTradeSherpa through beta stage and release candidate phase will be between approximately $245,000 and $425,000. We expect to fund these additional costs through proceeds from one or more additional capital raises, including through public or private offerings of our equity securities. We may seek to access the public or private equity markets whenever conditions are favorable; however, there can be no assurance that we will be able to raise additional capital when needed or on terms that are favorable to us, if at all. We currently have no lines of credit or other arranged access to debt financing. In order to raise sufficient capital in the future, we may need to increase the number of authorized shares we are permitted to issue under our governing documents.

Cash Flows

	Nine Months Ended September 30		Change
	2024	2023	Amount	Percentage
	$	$	$
Cash Flows Provided by (Used In):
Operating Activities	(43,723)	(41,936)	(1,787)	4%
Financing Activities	44,824	45,926	(1,102)	-2%
Net Increase (Decrease) in Cash	1,101	3,990	(2,889)	-72%

We have yet to generate any revenues from our business operation and our ability to generate adequate amounts of cash to meet our needs is entirely dependent on the issuance of shares or loans, which have been our principal sources of working capital so far. For the foreseeable future, we will have to continue to rely on those sources for funding. We have no assurance that we can successfully engage in any further private sales of our securities or that we can obtain any additional loans.

Critical Accounting Policies

Our critical accounting policies are mainly those subject to significant judgments and uncertainties which could potentially result in materially different results under different conditions and assumptions. We believe the following critical accounting policies reflect our most significant estimates, judgments and assumptions used in the preparation of our financial statements:

Use of Estimates and Assumptions

The preparation of financial statements, in conformity with GAAP, requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures. By their nature, these estimates are subject to measurement uncertainty and the effect on the financial statements of changes in such estimates in future periods could be significant. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Significant areas requiring management’s estimates and assumptions are determining the fair value of transactions involving related parties and Common Stock. Actual results may differ from the estimates.

Acquired In-Process Research and Development

Acquired IPR&D income (expense) includes the initial costs of IPR&D projects, acquired directly in a transaction other than a business combination, that do not have an alternative future use and is expensed on acquisition. Following the rescission of the Sapir Agreements, the expensed IPR&D was reversed through the income statement.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to us regarding the beneficial ownership of our Common Stock immediately following the consummation of the Transactions by:

●	each person who is the beneficial owner of more than 5% of issued and outstanding our Common Stock;

●	each of our current executive officers and directors; and

●	all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. The beneficial ownership of Company Common Stock is based on 349,294,600 shares of Common Stock issued and outstanding immediately following the consummation of the Transactions.

Name and Address of Beneficial Owner (1)	Common Shares	Ownership (2)
Mark Walmesley (3)	111,835,960	32.02%
Lonnie S. Humphries (4)	111,835,960	32.02%
Thea Evans (5)	29,934,066	8.57%
Oliver Willett (6)	30,499,071	8.73%
Richard Willett (7)	30,499,071	8.73%

(1)	Unless otherwise indicated, the address of all named persons is 13529 Skinner Road, Suite N, Cypress, Texas 77429.

(2)	Based on 349,294,600 shares of our common stock issued and outstanding effective on the Closing Date effective immediately after the closing of the Transactions.

(3)	Mark Walmesley serves as our sole executive officer and our sole director. Includes (i) 9,960,545 shares held directly by Mr. Walmesley, and (ii) 101,875,415 shares beneficially owned directly or indirectly by Mr. Walmesley’s spouse, Lonnie S. Humphries.

(4)	Lonnie S. Humphries is the spouse of our sole officer and director, Mark Walmesley. Includes (i) 99,127,076 shares held directly by LSG, which is owned 100% by Ms. Humphries, (ii) 200,000 shares held directly by the Lonnie S. Humphries Non-Exempt Trust, (iii) 2,530,339 shares held directly by Ms. Humphries, and (iv) 9,960,545 shares held directly by Mr. Walmesley.

(5)	The address of Thea Evans is 182 Chemin du Bien Etre, Villecroze, 83690, FR

(6)	The address of Oliver Willett is 243 Route Couttet Champion, 74400 Chamonix-Mt-Blanc, FR

(7)	The address of Richard Willett is 96 Kokopell Lane, Philipsburg, MT 59858, USA

Changes in Control

As of the date of this Current Report on Form 8-K, we are not aware of any arrangements that are not already described in this Current Report on Form 8-K, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in our control.

Directors and Executive Officers

As of the date of this Current Report on Form 8-K, the names, ages and positions of our executive officers and directors are as follows:

Name	Age	Position
Mark Walmesley	67	Director, President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Secretary

Mark Walmesley was appointed as our Chief Financial Officer, Treasurer and director on September 22, 2014, and our President and Chief Executive Officer on December 11, 2014. He has been LSG’s Director of Operations since 2005 and a director of the Company since March 2009. From 2005 to 2010, Mr. Walmesley directed operations on the Goldfield Bonanza Property, during which time LSG had a crew of up to eight people performing surface and underground exploratory drilling and mine rehabilitation work. In 2010 and 2011, he negotiated the terms of the ICN Option Agreement on behalf of LSG, and he is currently directing all of LSG’s advancement activities. Since 1985, Mr. Walmesley has been the owner and operator of Mark Walmesley, Inc., a private Texas corporation, which specializes in the sale of window etching theft deterrent products that are distributed throughout the United States in the automotive aftermarket industry. Through an established network of agents and car dealerships, he has achieved product fulfillment on millions of vehicles over his 34-year career. Since 2008, Mr. Walmesley has been developing an emergency medical communications platform for FAST Alert Support Team, Inc., a company dedicated to facilitating worldwide communication between emergency medical technicians (EMTs), incapacitated individuals and people assigned by those individuals to accommodate pre-determined essential support. Although the project is currently on hold, Mr. Walmesley originally developed this online software solution for the medical industry in the United States and plans to build the business using his existing network of automotive industry contacts. He remains the company’s Founder and Chief Software Architect. Mr. Walmesley has also been involved in financing and mentoring a variety of other private companies throughout his professional career.

Executive Compensation

Compensation Program

The Company does not currently compensate its executives. Mr. Walmesley has elected to forego compensation until the second quarter of 2025.

The following discussion is based on the present expectations as to the executive compensation program to be decided by the board of directors subsequent to the Closing Date. The executive compensation program actually adopted will depend on the judgment of the board of directors and may differ from that set forth in the following discussion. The Company’s primary objective with respect to executive compensation will be to design a reward system that will align executive compensation with the Company’s overall business strategies and attract and retain highly qualified executives. The Company intends to stay competitive in the marketplace with companies of comparable size, industry and complexity.

The Company’s compensation philosophy is intended to reward demonstrated performance and encourage behavior that is in the long-term best interests of the company and its stockholders. The Company anticipates that compensation for its executive officers will have four primary components: base salary, sales commissions, an annual cash incentive bonus, certain perquisites and additional compensation as may be outlined in applicable employment agreements, and long-term compensation in the form of equity grants once the Company is in a financial position to consider such commitments.

Summary Compensation Table

The following sets forth information with respect to the compensation awarded or paid to Mark Walmesley, our President, Chief Executive Officer, Chief Financial Officer, Treasurer, Director and Secretary for all services rendered in all capacities to us during our fiscal years ended December 31, 2024 and 2023. We do not have any other executive officers and no other individual received total compensation from us in excess of $100,000 during those years.

Pursuant to Item 402(a)(5) of Regulation S-K we have omitted certain columns from the table since there was no compensation awarded to, earned by or paid to these individuals required to be reported in such columns in either year.

			Option	All Other
	Years Ended	Salary	Awards	Compensation	Total
Name and Principal Position	December 31	($)	($)	($)	($)
Mark Walmesley, CEO (1)	2024	-	-	-	-
	2023	-	-	-	-

(1)	Mark Walmesley was appointed as our Chief Financial Officer, Treasurer and director on September 22, 2014, and our President and Chief Executive Officer on the December 11, 2014. Mr. Walmesley has been LSG’s Director of Operations since 2005 and a director of the company since March 2009.

Director Compensation

We have not compensated any of our directors for their service on the board of directors. Directors are not compensated for their service as officers.

Certain Relationships and Related Transactions, and Director Independence

The following information summarizes transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

Reference is made to the Arcterix Agreement and Debt Conversion Agreement set forth under Item 1.01 above, which disclosure is incorporated herein by reference. Mr. Oliver Willett, a holder of more than 5.0% of our Common Stock after the Closing, has an ownership interest in Arcterix.

Parents of the Company

Prior to the Closing Date, LSG was the largest shareholder of the Company, owning 97,769,918 shares of Common Stock, which was equivalent to 80.84% of the Company’s voting securities. After the Closing Date, LSG owns 99,127,076 shares of Common Stock, which equals 28.38% of the Company’s voting securities.

Director Independence

Because our Common Stock is not currently listed on a national securities exchange, we currently use the definition in NASDAQ Listing Rule 5605(a)(2) for determining director independence, which provides that an “independent director” is a person other than an executive officer or employee of the company or any other individual having a relationship which, in the opinion of the Company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. We have no independent directors because our directors are also our executive officers.

Legal Proceedings

We are not a party to any pending legal proceeding which management believes is likely to result in a material liability and no such action has been threatened against us, or, to the best of our knowledge, is contemplated.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Our Common Stock is traded on pink sheets. As of February 4, 2025, we had 70 shareholders of record of our Common Stock. We have not declared any cash dividends, nor do we have any plans to do so. Management anticipates that, for the foreseeable future, any available cash will be needed to fund our operations.

Recent Sales of Unregistered Securities

On June 8, 2022, the Company entered into debt conversion agreements with three related parties pursuant to which the creditors converted an aggregate of $2,601,207.55 in accrued, unpaid debt into 70,302,906 shares of the Company’s Common Stock at a price of $0.037 per share. The identities of the creditors and the particulars of the conversions were as follows:

●	LSG ($2,322,487, which amount includes the $2,223,894 reinstated under a reinstatement agreement, converted into 62,769,918 shares);

●	Lonnie Humphries, the controlling shareholder of LSG ($42,941.58 converted into 1,160,583 shares); and

●	Mark Walmesley, the President, Chief Executive Officer and a director of the Company ($235,778.97 converted into 6,372,405 shares).

The issuance of the shares was exempt from registration under Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving any public offering. The creditors provided representations to the Company that they acquired their respective shares for investment purposes only and acknowledged that their respective shares were “restricted securities” for purpose of the Securities Act and would bear all restrictive legends required under applicable securities laws.

Additionally, on the Closing Date the Company issued shares pursuant to the Asset Purchase Agreement and pursuant to the Debt Conversion Agreement, in each case as set forth under Item 1.01 above, which disclosure is incorporated herein by reference.

Reference is also made to the disclosure set forth under Item 3.02 below, which disclosure is incorporated herein by reference.

Description of Registrant’s Securities

Authorized Capital Stock

The following description of our Common Stock and preferred stock is a summary. It is not complete and is subject to and qualified in its entirety by our Amended and Restated Articles of Incorporation (as amended, the “Articles of Incorporation”) and our bylaws (the “Bylaws”). Our Articles of Incorporation authorize the issuance of 500,000,000 shares of capital stock, consisting of (i) 480,000,000 shares of Common Stock, and (ii) 20,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).

Common Stock

Holders of Common Stock are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. If dividends are legally declared by the Company’s board of directors, holders of Common Stock have rights to dividends based on their proportional ownership of the Company, subject to the prior rights of holders of any outstanding preferred stock. Additionally, holders of Common Stock are entitled to share on a pro rata basis in all of the Company’s assets available for distribution to such holders upon liquidation, dissolution or winding up of the Company’s affairs, subject to the prior rights of holders of any outstanding preferred stock. Common Stock does not provide preemption, subscription or conversion rights. Further, there are no redemption or sinking fund provisions included in the Articles of Incorporation with respect to Common Stock.

The foregoing description of the Common Stock is qualified in its entirety by (i) the Articles of Incorporation, a copy of which is attached hereto as Exhibit 3.4 and incorporated herein by reference, (ii) the Bylaws, a copy of which is attached hereto as Exhibit 3.2 and incorporated herein by reference, and (iii) the laws of the State of Nevada.

As of immediately after the Closing, there were 349,294,600 shares of Common Stock issued and outstanding, and there were approximately 84 holders of record of our Common Stock.

Preferred Stock

The Articles of Incorporation provides that Preferred Stock may be issued from time to time in one or more series. The board of directors is authorized to determine the designations, preferences, voting powers, qualifications and special or relative rights or privileges of any such series before the issuance of any shares of that series. The shares of each series of preferred stock of the Company have the same relative powers, preferences and rights as, and are identical in all respects with, all the other shares of the same series, except for the time from which dividends may begin to accrue. The board of directors is able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of the board of directors of the Company to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control or the removal of existing management.

Series A Preferred

On December 23, 2021, the board of directors authorized the creation of a series of Preferred Stock (the “Series A Preferred Stock”), which includes 1,000,000 shares of Series A Preferred Stock. No other Preferred Stock shall be designated as Series A Preferred Stock. Each issued and outstanding share of Series A Preferred Stock is convertible, at any time, into 450 shares of Common Stock.

Holders of Series A Preferred Stock are entitled to notice of, and to vote or consent to, all actions on which holders of Common Stock and any other series of Preferred Stock are required or permitted to act upon, including, without limitation, the election of directors. To the extent that any shares of the Series A Preferred Stock are issued and outstanding, the holders of Series A Preferred Stock vote together as a single class with the holders of Common Stock and the holders of any other class or series of shares entitled to vote with the Common Stock, with the holders of Series A Preferred Stock being entitled to 450 votes per share, and the holders of Common Stock and any other shares entitled to vote being entitled to one vote per share, except as the Articles of Incorporation may otherwise provide. The holders of at least 66 2/3% of the outstanding shares of Series A Preferred Stock may call a special meeting of holders of Series A Preferred Stock (or a request for a vote by written consent without a meeting) to approve or disapprove any action of the Company on which the holders of Series A Preferred Stock are entitled to vote as a separate class, which include (i) amending the Articles of Incorporation in any manner that adversely affects the rights of holders of Series A Preferred Stock; (ii) adversely alerting or changing the voting or other powers, preferences, rights, privileges, or restrictions of Series A Preferred Stock contained in the certificate of designation of the Series A Preferred Stock (the “Certificate of Designation”) or altering or amending the Certificate of Designation; or (iii) entering any agreement with respect to the foregoing.

The Series A Preferred Stock shall rank senior and prior to all other securities issued by the Company upon any liquidation, dissolution or winding up of the Company. Upon the holders of the Series A Preferred Stock having received the distributions to which they are entitled, the remaining assets of the Company available for distribution to shareholders shall be distributed among the holders of Common Stock and the Series A Preferred Stock, on an as converted basis, pro rata in proportion to the number of shares of Common Stock held by each holder. With respect to the liquidation rights set forth herein, a business combination is deemed a liquidation of the Company.

We have no Preferred Stock outstanding at the date hereof. Although we do not currently intend to issue any Preferred Shares, we cannot assure you that we will not do so in the future.

Indemnification of Officers and Directors

Nevada law and the Articles of Incorporation allow us to indemnify our officers and directors against claims associated with carrying out the duties of their offices. The Bylaws also allow us to reimburse them for the costs of certain legal defenses. In connection with the consummation of the Transactions, the Company entered into the Indemnification Agreement with Mark Walmesley, the Company’s sole director and officer, providing for, among other things, reimbursement for any losses he may incur in legal proceedings related to his service as a director and/or officer, and the advancement of funds to him to pay any expenses in connection with such proceedings as they are incurred. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our officers, directors or control persons, we have been advised by the SEC that such indemnification is against public policy and is therefore unenforceable.

Financial Statements

Reference is made to the disclosure set forth under Item 9.01 below, which disclosure is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

(a)	The Company engaged Davidson & Company LLP (“Davidson”) to replace Smythe LLP (“Smythe”) after Smythe advised the Company on December 6, 2024 that they wished to discontinue services due to a change in their policies. Smythe’s report on the financial statements for the years ended December 31, 2023 and 2022 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting, except that the report contained an explanatory paragraph stating that there was substantial doubt about the Company’s ability to continue as a going concern.

We have authorized Smythe to respond fully to the inquiries of the successor accountant.

(b)	On January 2, 2025, our board of directors approved the engagement of Davidson as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, effective immediately. During the Company’s two most recent fiscal years ended December 31, 2023 and 2022, neither the Company nor anyone acting on its behalf consulted with Davidson regarding any of the matters described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 3.02 Unregistered Sale of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 above, which disclosure is incorporated herein by reference.

The issuances of the Common Stock were exempt from registration under Section 4(a)(2) of the Securities Act, as transactions by an issuer not involving any public offering. The offerings were made without general solicitation, and Common Stock was only issued to “accredited investors,” as such term is defined in Rule 501(a) of Regulation D under the Securities Act. At the time of the issuances, the Common Stock was deemed to be restricted securities for purpose of the Securities Act and will bear restrictive legends to that effect.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 13, 2025, our board of directors approved the changing of our name from Lode-Star Mining Inc. to FinTrade Sherpa, Inc. Thereafter, on February 14, 2025, the Company filed a Certificate of Amendment to its Articles of Incorporation with the Nevada Secretary of State to effect the aforementioned name change of the Company.

Item 5.06 Change in Shell Company Status.

Reference is made to the disclosures set forth under Item 1.01 and Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

None.

(b) Pro Forma Financial Statements.

None.

(c) Shell Company Transactions.

In accordance with Item 9.01(c), the Company’s financial statements and information contained in the Company’s (i) Quarterly Report on Form 10-Q for the period ended September 30, 2024, and (ii) Annual Report on Form 10-K for the period ended December 31, 2023, are incorporated herein by reference.

(d) Exhibits.

Exhibit Number	Description
3.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Form SB-2 filed on March 4, 2005).

3.2	Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Form SB-2 filed on March 4, 2005).

3.3	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.3 to the Company’s Form 14-C filed on November 24, 2014).

3.4*	Certificate of Amendment to Amended and Restated Articles of Incorporation.

4.1	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 the Company’s Form SB-2 filed on March 4, 2005).

4.2	Certificate of Designation of Series A Preferred (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on January 3, 2022).

10.01*	Asset Purchase Agreement.

10.02*	License Agreement.

10.03*	Arcterix Agreement.

10.04*	Form of Leak-Out Agreement.

10.05*	Debt Conversion Agreement.

10.06*	Indemnification Agreement.

10.07	Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 3.4 to the Company’s Form 14-C filed on November 24, 2015).

16.1	Letter from Smythe regarding Change in Certifying Accountant (incorporated by reference to Exhibit 16.1 to the Company’s Current Report on Form 8-K filed on December 17, 2024).

23.1*	Consent of Independent Auditor.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LODE-STAR MINING INC.

Dated: February 14, 2025	By:	/s/ Mark Walmesley
Mark Walmesley
President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Secretary